Exhibit 10.2

LINE OF CREDIT NOTE

$1,500,000.00	Date: December 15, 2017

FOR VALUE RECEIVED, DEXTERA SURGICAL, INC., a Delaware corporation formerly known as “Cardica, Inc.” (the “Maker”), promises to pay to the order of AESCULAP, INC., a California corporation, or its designee (the “Payee”), at its address at 3773 Corporate Parkway, Center Valley, PA 18034 or at such other place as Payee may from time to time designate in writing, the principal sum of One Million Five Hundred Thousand Dollars ($1,500,000.00) or so much thereof as may be advanced by Payee pursuant to the Loan Agreement, together with interest on the unpaid principal balance of this Note, on the terms and conditions described below.

1.  Loan Agreement. This Note is the Note referred to in Section 2.2 of the Post-Petition Loan and Security Agreement dated the date hereof between the Maker and the Payee (including all amendments, restatements, extensions and substitutions therefor or thereof, the “Loan Agreement”), and is entitled to all the benefits and security referred to in the Loan Agreement. The terms of the Loan Agreement are incorporated by reference herein. All capitalized terms used in this Note without definition which are defined in the Loan Agreement shall have the meanings ascribed to such terms therein

2.  Interest.

(a)  Subject to Section 4 hereof, from the date on which the first disbursement is made under the Loan Agreement, interest shall accrue on the unpaid principal amount of this Note at a fixed annual rate equal to nine and one quarter percent (9.25%) (the “Contract Rate”).

(b)  Accrued interest shall be payable monthly in arrears commencing on the first (1st) Business Day of January, 2018 and continuing on the first (1st) Business Day of every month thereafter (each an “Interest Payment Date”) until the principal amount of, and all accrued interest on, this Note, including, without limitation, the PIK Interest, have been paid in full; provided, however, that on the date of each scheduled Interest Payment Date the payment of the interest accrued on the outstanding principal balance of this Note shall be deferred (the aggregate amount of such deferred payments of interest, the “PIK Interest”) until the Line of Credit Termination Date. All unpaid PIK Interest shall: (i) be added to the unpaid principal balance of this Note on each Interest Payment Date; (ii) be due and payable, together with all interest accrued thereon, in cash, on the Line of Credit Termination Date or acceleration of this Note pursuant to the terms hereof; and (iii) bear interest at a fixed rate per annum equal to the Contract Rate or the Default Rate, as applicable.

(c)  Any interest that is not paid when due shall itself earn interest at the rate provided herein until the same has been paid in full. Interest shall be calculated on the basis of a year of three hundred sixty (360) days containing twelve (12) months with thirty (30) days each.

3.  Payment of Principal and Accrued Interest; Line of Credit Termination Date. Unless accelerated by Payee upon an Event of Default, Maker shall pay the entire outstanding principal balance of this Note, and all accrued and unpaid interest thereon (including PIK Interest), on the Line of Credit Termination Date.

4.  Default Rate. Notwithstanding the above, on the occurrence of any Default or Event of Default, this Note shall immediately and automatically begin to bear interest at the Default Rate. The Maker recognizes and acknowledges that: (i) this Section 4 is a material inducement for the Payee to extend credit to the Maker; (ii) the Payee would not have extended credit to the Maker in the absence of the provisions of this Section 4; (iii) amounts required to be paid by the Maker under this Section 4 represents compensation for increased risk to the Payee that the Debt evidenced hereby will not be repaid; and (iv) amounts required to be paid by the Maker under this Section 4 is not a penalty and represents a reasonable estimate of (x) the cost to the Payee in allocating its resources (both personnel and financial) to the on-going review, monitoring, administration, and collection of the Debt evidenced hereby, and (y) compensation to the Payee for losses that are difficult to ascertain.

5.  Post-Judgment Interest. The interest rate or rates provided in this Note shall apply to the indebtedness evidenced hereby before, on and after the date or dates on which Payee enters judgment on this Note.

6.  Security. This Note is secured by, and entitled to all of the benefits of, the Loan Agreement, the Security Documents and all other Loan Documents.

7.  Default: Rights, Remedies. On the occurrence of any Event of Default, Payee may exercise any and all rights and remedies set forth in the Loan Documents or otherwise available under applicable law.

8.  Waivers. Maker and all endorsers, sureties and guarantors, jointly and severally: (i) waive presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other notices (not expressly provided for in this Note) in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; (ii) agree that the liability of any of them shall be unconditional without regard to the liability of any other party and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee at any time; and (iii) consent to any and all indulgences, extensions of time, renewals, waivers or modifications granted or consented to by Payee at any time.

9.  Waiver of Trial by Jury; Jurisdiction.

(a)  Maker agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by either party hereto or any successor or assign of any party on or with respect to this Note or under any other Loan Document or which in any way relates, directly or indirectly, to this Note or any other Loan Document or any event, transaction, or occurrence arising out of or in any way connected with the transaction contemplated by either this Note or any other Loan Document, or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury. MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION, OR PROCEEDING. MAKER ACKNOWLEDGES AND AGREES THAT THIS SECTION 9 IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE.

(b)  For the purpose of any suit, action or proceeding arising out of or relating to this Note or any other Loan Document, the Maker hereby irrevocably consents and submits to the jurisdiction and venue of any of the courts of the Courts of the State of Delaware, the Federal District Court for the District of Delaware and the United States Bankruptcy Court for the District of Delaware. Maker irrevocably waives any objection which it may now or hereinafter have to the laying of the venue of any suit, action or proceeding brought in such court and any claim that such suit, action or proceeding brought in such a court has been brought in an inconvenient forum and agrees that service of process in accordance with the foregoing sentence shall be deemed in every respect effective and valid personal service of process upon such Maker. The provisions of this Section 9(b) shall not limit or otherwise affect the right of Payee to institute and conduct action in any other appropriate manner, jurisdiction or court.

10.  Enforcement Costs. In any action under this Note or any other Loan Document, Payee may recover all reasonable costs of suit and other reasonable expenses in connection with the action, including reasonable attorneys' fees paid or incurred by Payee.

11.  Payee's Waivers. Payee shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by Payee. Such a written waiver signed by Payee shall waive Payee's rights and remedies only to the extent specifically stated in such written waiver. A waiver as to one or more particular events or defaults shall not be construed as continuing or as a bar to or waiver of any right or remedy as to another or subsequent event or default.

12.  Governing Law. This Note shall be governed by and construed according to the laws of the State of Delaware.

13.  Binding Effect. The provisions of this Note shall bind and inure to the benefit of Maker and Payee and their respective successors, heirs, personal representatives and permitted assigns.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, and intending this to be a sealed instrument has caused this Note to be duly executed by its authorized officers the day and year first above written.

DEXTERA SURGICAL INC. As Debtor-in-Possession

By:	/s/ Julian Nikolchev
Name: Julian Nikolchev
Title: President and CEO